Exhibit 11.	Metro Bancorp, Inc.
Computation of Net Income Per Common Share

For the Quarter Ended September 30, 2013
	Income	Shares	Per Share Amount
Basic Earnings Per Common Share:
Net income	$4,676,000
Preferred stock dividends	(20,000)
Income available to common stockholders	4,656,000	14,145,494	$0.33
Effect of Dilutive Securities:
Stock options		169,679
Diluted Earnings Per Common Share:
Income available to common stockholders plus assumed conversions	$4,656,000	14,315,173	$0.33
For the Quarter Ended September 30, 2012
	Income	Shares	Per Share Amount
Basic Earnings Per Common Share:
Net income	$1,992,000
Preferred stock dividends	(20,000)
Income available to common stockholders	1,972,000	14,129,049	$0.14
Effect of Dilutive Securities:
Stock options		62
Diluted Earnings Per Common Share:
Income available to common stockholders plus assumed conversions	$1,972,000	14,129,111	$0.14
For the Nine Months Ended September 30, 2013
	Income	Shares	Per Share Amount
Basic Earnings Per Common Share:
Net income	$12,369,000
Preferred stock dividends	(60,000)
Income available to common stockholders	12,309,000	14,138,099	$0.87
Effect of Dilutive Securities:
Stock options		109,580
Diluted Earnings Per Common Share:
Income available to common stockholders plus assumed conversions	$12,309,000	14,247,679	$0.86
For the Nine Months Ended September 30, 2012
	Income	Shares	Per Share Amount
Basic Earnings Per Common Share:
Net income	$7,438,000
Preferred stock dividends	(60,000)
Income available to common stockholders	7,378,000	14,127,555	$0.52
Effect of Dilutive Securities:
Stock options		—
Diluted Earnings Per Common Share:
Income available to common stockholders plus assumed conversions	$7,378,000	14,127,555	$0.52